Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contacts: Anton Communications

Vanessa Showalter 949-748-0542 vshowalter@antonpr.com

Genevieve Anton 714-544-6503 ganton@antonpr.com

SMARTSTOP’S AFFILIATED REITS TO ACQUIRE 32 PROPERTIES

LOCATED THROUGHOUT THE UNITED STATES FOR $145 MILLION

Upon Completion of These Closings, SmartStop Will

Own/Operate 168 Self Storage Facilities in the U.S. and Canada

LADERA RANCH, Calif. – March 4, 2015 – SmartStop Self Storage’s (SmartStop®) two affiliated REITs (Strategic Storage Trust II, Inc. and Strategic Growth Trust, Inc.) recently acquired 27 of the 32 facilities in a portfolio transaction totaling approximately 18,000 units and 1.9 million net rentable square feet with an aggregate purchase price of approximately $145 million. The remaining five facilities are expected to close in the first quarter of 2015.

“We are proud to say that this major portfolio acquisition is our largest transaction we have closed to date,” said H. Michael Schwartz, SmartStop’s chairman and CEO. “This acquisition will increase our footprint in new markets such as Colorado, Michigan, Washington and Washington DC. in addition to fueling our ongoing expansion throughout the United States.”

These properties are located in the following Metropolitan Statistical Areas (MSAs): Los Angeles, San Francisco, Seattle, Colorado Springs, Denver, Chicago, Detroit, Philadelphia and Washington DC. All 32 facilities will be managed by SmartStop and re-branded under the SmartStop® trade name.

“The 32 facilities are located in prime retail locations within growth markets offering excellent demographics,” said Wayne Johnson, SmartStop’s chief investment officer (CIO). “These are traits we continue to pursue as we grow and expand our self storage portfolio.”

All facilities provide easy access with grade level drive-up and climate control units. The facilities enjoy significant traffic flow and visibility – most in close proximity to regional retailers.

The seller, DSI Properties, Inc., raises capital to develop and/or acquire multiple properties across the United States.

“Our recent transaction with SmartStop has resulted in a tremendous outcome for our investors,” said Richard Conway, executive vice president of DSI Properties, Inc. “As an innovator in the self-storage industry for more than four decades, DSI, like SmartStop, is optimistic about the future prospects for this asset class and continued opportunities for our investors.”

The details of the 32 properties in this portfolio are as follows:

Los Angeles MSA

•	7211 Arlington Ave., Riverside: 610 units, 60,100 square feet.

•	6667 Van Buren Blvd., Riverside: 570 units, 61,000 square feet.

•	1111 W. Gladstone Street, Azusa: 660 units, 64,400 square feet.

•	10231 S. Colima Rd., Whittier: 510 units, 58,600 square feet.

•	2234 Arrow Hwy., La Verne: 520 units, 49,800 square feet.

•	7611 Talbert Ave., Huntington Beach: 610 units, 61,000 square feet.

•	580 East Lambert Rd., La Habra: 420 units, 51,400 square feet.

•	43745 Sierra Hwy., Lancaster: 700 units, 64,700 square feet.

•	517 N. 8th St., Lompac: 430 units, 46,500 square feet.

•	404 Potrero Grande, Monterey Park: 390 units, 31,200 square feet.

•	4200 Westminster Ave., Santa Ana: 840 units, 84,500 square feet.

•	1571 W. Foothill Blvd.; Upland: 610 units, 56,500 square feet.

San Francisco MSA

•	1401 Enterprise St., Vallejo: 510 units, 54,400 square feet.

•	3937 Santa Rosa Ave., Santa Rosa: 1,150 units, 116,400 square feet.

•	2998 Rockville Rd., Fairfield: 440 units, 41,000 square feet.

Sacramento MSA

•	7760 Lorraine Ave., Stockton: 560 units, 49,100 square feet.

•	3860 Benetar Way, Chico: 360 units, 38,800 square feet.

Seattle MSA

•	10919 Evergreen Way, Everett: 490 units, 48,100 square feet.

Colorado Springs MSA

•	3850 Airport Rd., Colorado Springs: 680 units, 61,800 square feet.

Denver MSA

•	435 Airport Blvd., Aurora: 890 units, 87,400 square feet.

•	8920 Federal Blvd., Federal Heights: 450 units, 40,600 square feet.

•	3757 Norwood Dr., Littleton: 400 units, 45,800 square feet.

Chicago MSA

•	1302 Marquette Dr., Romeoville: 680 units, 66,700 square feet.

•	1001 Toll Gate Rd., Elgin: 410 units, 49,600 square feet.

•	240 W. Army Trail Rd., Bloomingdale: 570 units, 58,200 square feet.

•	4747 W. Calumet-Sag Rd., Crestwood: 460 units, 49,300 square feet.

Detroit MSA

•	42557 Van Dyke Ave., Sterling Heights: 460 units, 57,900 square feet.

•	262 East Maple Rd., Troy: 730 units, 82,200 square feet.

•	27203 Groesbeck Hwy, Warren: 500 units, 63,100 square feet.

•	24623 Ryan Rd., Warren: 490 units, 52,100 square feet.

Philadelphia MSA

•	4233 Route 130 S., Beverly, NJ: 460 units, 51,000 square feet.

Washington DC MSA

•	4100 Forestville Rd., Forestville, MD: 530 units, 55,200 square feet.

Bancap Self Storage Group, Inc. served as the consultant/advisor to the seller entities and was the sole broker in the transaction.

“This was an extremely complex transaction with a lot of moving pieces requiring a great deal of cooperation and diligence by all parties,” said Dean Keller, president of Bancap Self Storage Group, Inc. “The SmartStop team was terrific to work with and performed exactly as promised.”

About SmartStop Self Storage, Inc. (formerly Strategic Storage Trust Inc.)

SmartStop Self Storage, Inc. (SmartStop®) is a fully integrated, self-administered and self-managed self storage company, which, upon completion of the closings described above, will own/operate 168 self storage properties in 21 states and Toronto, Canada. SmartStop® is a diversified real estate company that focuses on acquisition, advisory, asset management and property management services for self storage properties. SmartStop® is the sponsor of Strategic Storage Trust II, a public non-traded REIT that focuses on stabilized self storage properties, and Strategic Storage Growth Trust, Inc., a public non-traded REIT that focuses on growth-oriented self storage properties. SmartStop® facilities offer affordable, accessible and secure storage units for residential and commercial customers. In addition, SmartStop® offers secure interior and exterior storage units as well as outside storage areas for vehicles, RVs and boats. SmartStop® was recently ranked the seventh largest owner/operator in the United States by Mini-Storage Messenger Magazine.

To view SmartStop®’s self storage locations or to find self storage solutions at a nearby storage facility, visit https://SmartStopSelfStorage.com.

About DSI Properties, Inc.

Headquartered in Long Beach, Calif., DSI Properties, Inc. was founded in 1973 for the purpose of investing in income producing real estate. Beginning in Southern California and later expanding into regions across the United States, DSI Properties was an innovator in the development of mini-storage facilities as a unique investment alternative to the traditional assets found in most investment portfolios. The investment objectives for the DSI Funds include: capital preservation, capital appreciation and the generation of superior tax-advantaged current income. Additional information is available at www.dsiproperties.com

About Bancap Self Storage Group.

Bancap Self Storage Group is widely known in the industry as the “#1 Self Storage Broker in California” with over 30 years in the industry and over $1.25 billion in completed transactions.

Once providing a full range of services including consulting, management, syndication and brokerage, the firm now specializes exclusively in the brokerage of self storage properties throughout all of California. Additional information is available at www.bancorpselfstorage.com

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s filings with the Securities and Exchange Commission, including those described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q. This is neither an offer nor a solicitation to purchase securities.